SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                              Act of 1934

                       Filed by the Registrant /x/

              Filed by a Party other than the Registrant / /


Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       ACCESS PHARMACEUTICALS, INC.
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/x/  No fee required
/ /  Fee computed on table below per Exchange Act
       Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:
        / /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                    ACCESS PHARMACEUTICALS, INC.
                  2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100


April 11, 2003

To Our Stockholders:

You are cordially invited to attend the Annual
Meeting of Stockholders of Access Pharmaceuticals,
Inc. to be held on Monday, May 19, 2003 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019,
(212) 247-5100.

The Notice of Annual Meeting and the Proxy
Statement that follow describe the business to be considered and acted upon by the Stockholders at the Meeting. The Board of Directors unanimously recommends that our Stockholders approve the proposals. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT
IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND
RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE
PROVIDED AS SOON AS POSSIBLE.  IF YOU ATTEND THE
MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY
REQUESTING THE RIGHT TO VOTE IN PERSON.

Sincerely,

/s/ Kerry P. Gray
-----------------
Kerry P. Gray
President and CEO

                     ACCESS PHARMACEUTICALS, INC.
                   2600 Stemmons Freeway, Suite 176
                         Dallas, Texas 75207
                           (214)  905-5100

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       to be held on May 19, 2003

PLEASE TAKE NOTICE that the Annual Meeting of
Stockholders, the Meeting, of Access
Pharmaceuticals, Inc. will be held at the New York
Athletic Club, 180 Central Park South, New York,
New York, on Monday, May 19, 2003, at 10:00 a.m., local time, for the following purposes:

1. To elect two Class 2 Directors to hold office for a term of three years and until their successors are elected and qualified.

2. To consider and vote upon a proposal to amend our 1995 Stock Option Plan to increase the total number of shares of our common stock authorized for issuance under that plan to 2,500,000 shares.

3. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending
   December 31, 2003.

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on March 28, 2003, the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Our Annual Report for the fiscal year ended December 31, 2002 accompanies the Proxy Statement.

Information relating to the proposals is set forth in the accompanying Proxy Statement dated April 11, 2003. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.

By Order of the Board of Directors,

/s/ Kerry P. Gray
-----------------
Kerry P. Gray
President and CEO

Dallas, Texas
April 11, 2003

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock
Transfer & Trust Co., 40 Wall Street, 46th Floor,
New York, New York 10005. Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. American Stock
Transfer & Trust Company's fax number is (718) 234-2287.

                    ACCESS PHARMACEUTICALS, INC.
                  2600 Stemmons Freeway, Suite 176
                         Dallas, Texas 75207
                          (214)  905-5100
                        __________________

                         PROXY STATEMENT
                        __________________

                  ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held On May 19, 2003

This Proxy Statement is furnished by Access
Pharmaceuticals, Inc., a Delaware corporation, to holders of common stock, par value $.01 per share, or the Common Stock, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders, or the Meeting, and at any and all adjournments or postponements thereof. The Meeting will be held on Monday, May 19, 2003 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South,
New York, New York. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 16, 2003.
Our mailing address and the location of our principal executive offices are at 2600 Stemmons
Freeway, Suite 176, Dallas, Texas 75207, (214) 905-5100.

A Stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the meeting.

At the close of business on March 28, 2003, the record date for the Meeting, the number of our outstanding shares of Common Stock that are entitled to vote was 13,159,119. We have no other outstanding voting securities. Each outstanding share of Common Stock is entitled to one vote. A complete list of Stockholders entitled to vote at the Meeting will be available for examination by any Stockholder for any purpose germane to the Meeting at our principal executive offices, during normal business hours, at least ten business days prior to the Meeting. Our Bylaws require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each Stockholder, or his proxy, may multiply the number of his shares by two
(the number of directors to be elected) and then cast the resulting total number for a single nominee, or distribute such votes on the ballot among the two nominees desired. The proxies submitted to the Board of Directors in response to this solicitation may, at the discretion of the proxy holder, accumulate the votes of the shares they represent. However, the Board of Directors requires any Stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board of Directors in the solicitation to so indicate on said proxy.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual
Report for the fiscal year ended December 31, 2002 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Directors, officers and our regular employees may also solicit in person, by telephone or by fax.

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

This proxy statement should be read in conjunction with our Annual Report, including the financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2002.

                             PROPOSAL 1

                        ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws presently provide that our Board of Directors shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at seven. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting for a three-year term. The Board presently consists of seven members.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors.
Mr. Stuart M. Duty and Dr. Stephen B. Howell are members of the Class 2 directors with their terms set to expire upon the annual meeting of stockholders in 2003. Messrs. McDade, Gray and
Flinn are Class 3 directors with their terms set to expire upon the annual meeting of stockholders in 2004. Dr. Link and Mr. Meakem are members of the Class 1 directors with their terms set to expire upon the annual meeting of stockholders in 2005.
Each of our officers is selected by the Board of Directors for a term of one year. There is no family relationship among any of the directors or executive officers.

Nominees for Term Expiring at the Annual Meeting of
Stockholders in 2003 (Class 2 Directors)

Mr. Duty and Dr. Howell are the members of the Class 2 Directors. Mr. Duty has served as director since November 2002 and Dr. Howell has served as a Director since 1996. The terms of Mr. Duty and Dr.
Howell expire at the Meeting. If elected at the Meeting, both will serve for a term of three years expiring on the date of the annual meeting of Stockholders in 2006. The terms of the other five
Directors will continue as indicated below.

Business and Experience of Nominees for Director

Stuart M. Duty has served as one of our directors since
November 2002. Mr. Duty is currently a Partner at

Oracle Partners, L.P. Prior to joining Oracle
Partners, L.P. he held senior healthcare investment banking positions, most recently, from 1999 to 2001, as the Co-Head of Healthcare Investment
Banking at US Bancorp Piper Jaffray. From 1993 to
1999 he was Managing Director at NationsBank
Montgomery Securities. In addition to his investment banking experience, Mr. Duty has worked in the biotechnology industry in a business development capacity. He serves as a board member of Genomics Collaborative.

Stephen B. Howell, M.D. has served as one of our directors since 1996. Dr. Howell is a Professor of Medicine at the University of California, San
Diego, and director of the Cancer Pharmacology
Program of the UCSD Cancer Center. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy.
He has served on the National Research Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr.
Howell served on the board of directors of Matrix
Pharmaceuticals from 2000 to 2002. Dr. Howell received his AB at the University of Chicago and his MD from Harvard Medical School.

The nominees have consented to serve as our Directors and the Board of Directors has no reason to believe that any nominee will be unavailable.

The Board recommends a vote "FOR" the proposed nominees to the Board of Directors and the enclosed proxy will be so voted unless a contrary vote is indicated. Each Director shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.
HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE
RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE
BOARD OF DIRECTORS IN THE EVENT THE NOMINEES ARE UNABLE
OR UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms
Continue and Executive Officers

Directors Whose Term Expires at the Annual Meeting in 2004 (Class 3 Directors)

Mr. Herbert H. McDade, Jr. was elected to be one of our directors in 1988, and presently is Chairman of the Board of Directors. He is also a member of the Compensation Committee of the Board of Directors.
In February 1989, he was elected Vice-Chairman of the Board of Directors and Chief Executive Officer.
In June 1989, he was elected Chairman of the Board of Directors and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was our President. Mr.
McDade served in such capacities until January
1996. He is currently President and Chief Executive
Officer of the Thoma Corporation, a closely-held health care consulting company. In addition, he also serves on the boards of CytRx Corporation and Discovery Laboratories, Inc. From 1986 to 1987 he served as Chairman of the board of directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including from 1979 to 1986, as President of the International Division of the Revlon Health Care
Group. He was also previously associated for twenty years in various executive capacities with The
Upjohn Company.

Mr. Kerry P. Gray has been our President and Chief
Executive Officer and a director since January
1996. Prior to such time, from June 1993, Mr. Gray served as President and Chief Executive Officer of Access

Pharmaceuticals, Inc., a private Texas corporation.
Previously, Mr. Gray served as Vice President and
Chief Financial Officer of PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August
1991, Mr. Gray was Senior Vice President, Americas,
Australia and New Zealand of Rhone-Poulenc Rorer,
Inc. Prior to the Rorer/Rhone Poulenc merger, he had been Area Vice President Americas of Rorer
International Pharmaceuticals. Previously, from
January 1986 to May 1988, he was Vice President,
Finance of Rorer International Pharmaceuticals, having served in that same capacity for the Revlon
Health Care Group of companies before their acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

Mr. J. Michael Flinn has served as one of our directors since 1983. Mr. Flinn is also a member of the Audit & Finance and Compensation Committees of the Board of Directors. Since 1970, he has been an investment counselor and was a consultant to the Operations Group of United Asset Management. From
1970 to 1996 he was a principal with the investment counseling firm of Sirach Capital Management, Inc.
He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $7.0 billion. He serves as a board member of Lonesome Dove Petroleum.

Directors Whose Term Expires at the Annual Meeting in 2005 (Class 3 Directors)

Max Link, Ph.D. has been one of our directors since
1996. Dr. Link is also a member of the Compensation and Audit & Finance Committees of the Board of
Directors. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, from May 1993 until June
1994, he served as Chief Executive Officer of Corange Limited. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz Pharma
Ltd., including Chief Executive Officer, from 1987
until April 1992, and Chairman, from April 1992 until May 1993. Dr. Link currently serves on the board of directors of seven other publicly-traded life science companies: Alexion Pharmaceuticals,
Inc., Cell Therapeutics, Inc., CytRx Corporation,
Discovery Laboratories, Inc., Human Genome
Sciences, Inc., Protein Design Labs, Inc. and
Centerpulse, Ltd. Dr. Link received his Ph.D. in
Economics from the University of St. Gallen in 1970.

Mr. John J. Meakem, Jr. has been one of our directors since February 2001. Mr. Meakem is also a member of the Audit & Finance Committee. Mr. Meakem is a private investor with portfolio holdings in innovative companies with a particular focus on healthcare. Most recently Mr. Meakem served as Chairman of the Board, President and Chief
Executive Officer of Advanced Polymer Systems, Inc.
from 1991 to 2000. Prior to 1991, he was Corporate
Executive Vice President of Combe, Inc. and
President of Combe North America. Prior to 1970,
Mr. Meakem was with Vick Chemical Company, a division of Richardson Merrell Drug Corporation, for ten years as Vice President of Marketing, New
Products & Acquisitions.

Executive Officers

In addition to Mr. Gray, set forth below is the business experience of our other executive officers.

David P. Nowotnik, Ph.D. has been Senior Vice
President Research and Development since January
2003 and was Vice President Research and
Development from 1998. From 1994 until 1998, Dr.
Nowotnik had been with Guilford Pharmaceuticals, Inc. in the position of Senior Director, Product
Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-Myers Squibb researching and developing technetium radiopharmaceuticals and MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Stephen B. Thompson has been Vice President since 2000 and our Chief Financial Officer since
1996. From 1990 to 1996, he was Controller and
Administration Manager of Access Pharmaceuticals,
Inc., a private Texas corporation. Previously, from 1989 to 1990, Mr. Thompson was Controller of Robert
E. Woolley, Inc. a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company where he was responsible for accounting, finances and SEC reporting. Between
1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

Officers and Directors

Our directors and executive officers are as follows:

           Name            Age          Title
------------------------- ----- ----------------------
Herbert H. McDade, Jr.     76    Chairman of the Board
                                 of Directors

Kerry P. Gray              50    President, Chief Executive
                                 Officer, Director

Stuart M. Duty             38    Director

J. Michael Flinn           69    Director

Stephen B. Howell. M.D.    58    Director

Max Link, Ph.D.            62    Director

John J. Meakem, Jr.        66    Director

David P. Nowotnik, Ph.D.   54    Senior Vice President
                                 Research & Development

Stephen B. Thompson        49    Vice President, Chief
                                 Financial Officer, Treasurer

Meetings of The Board of Directors and Committees

Our Board of Directors held a total of six meetings in 2002. We have the following committees:

* Nominating Committee - comprised of J. Michael
  Flinn and Max Link.

* Audit & Finance Committee - comprised of J.
  Michael Flinn, Max Link and John J Meakem , Jr. The members of the Audit & Finance committee met twice during 2002 to review auditing and finance activities.

* Compensation Committee - comprised of Max Link,
  J. Michael Flinn and Herbert H. McDade, Jr. The
  Compensation Committee met twice in 2002.

During the fiscal year ended December 31, 2002 each Director attended at least 75% of the aggregate of the total number of formal meetings of the Board and all meetings held by all committees on which the individual director served, except for John
Meakem who attended one of the two Audit & Finance
Committee meetings.

Generally, the Nominating Committee does not consider nominees to our Board recommended by our shareholders.

Compensation of Directors

Each director who is not our employee receives a quarterly fee of $3,000 and $1,000 per quarter per committee (aggregate for all committees) in which he/she is a member. Each director will have $2,000 deducted from their fee if more than one Board meeting is missed and $1,000 deducted per committee meeting missed. In addition, we reimbursed each director, whether an employee or not, the expenses of attending board and committee meetings. Each non-employee director is also entitled to receive options to purchase 12,500 shares of our common stock on the date of each annual meeting of stockholders and options to purchase 20,000 shares of common stock when he/she is first appointed as a director.

Compliance with Section 16(a) of the Securities Act of 1934

Section 16(a) of the Securities Exchange Act of
1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, officers and 10% holders are required by SEC regulation to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us or written representatives from our directors and executive officers during the fiscal year ended
December 31, 2002, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% holders for such year were complied with except for Mr. Gray, Dr. Howell, Dr.
Nowotnik and Mr. Thompson who each filed one late
Form 4 reporting one transaction each.

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and each of our executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the years ended December 31, 2002, 2001 and 2000.



The remainder of this page is intentionally left blank

                   Summary Compensation Table
                   --------------------------

                                                               Long-term
                            Annual Compensation           Compensation Awards
                        ---------------------------- -------------------------
                                                                    Securities
      Name and                                         Restricted   Underlying All Other (4)
  Principal Position     Year  Salary (1)  Bonus (2)  Stock ($)(3) Options (#) Compensation
----------------------- ----- ----------- ---------- ------------- ----------- -------------
Kerry P. Gray
President and CEO        2002  $338,150    $      -(5)  $105,000      160,000   $ 9,713
                         2001   307,449     105,000      100,000            -     8,591
                         2000   279,497     125,000            -      760,000     7,228

David P. Nowotnik, Ph.D.
Senior Vice President
Research and Development
(4)                      2002  $212,001    $ 20,142     $ 19,960       50,000   $ 5,648
                         2001   196,254      19,960       24,280            -     5,333
                         2000   181,638      24,280            -       50,000    54,536

Stephen B. Thompson
Vice President, Chief
Financial Officer        2002  $129,501    $ 12,474     $ 12,176       30,000   $ 3,540
                         2001   119,502      12,176       14,700            -     3,340
                         2000   108,996      14,700            -       45,000     2,784


(1) Includes amounts deferred under our 401(k) Plan.

(2) Includes bonuses earned in the reported year but paid in the following year with the exception of $25,000 of the $125,000 reported for Mr. Gray which was earned and paid in 2000.

(3) The value of all restricted stock for each named individual at December 31, 2002 is: Mr. Gray -
    $79,261; Dr. Nowotnik - $17,019; and Mr. Thompson -
    $10,341.

(4) Amounts reported for fiscal year 2002, 2001, and 2000 consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named individual, (ii) amounts we paid for group term life insurance for each named individual, and (iii) premiums paid for life insurance for Mr. Gray each year. Amounts reported for fiscal year 2000 for Dr.
    Nowotnik also include moving expenses.

(5) Mr. Gray's 2002 bonus of $110,000 was deferred, by election of the Compensation Committee and Mr. Gray, until certain performance goals are met in 2003. The primary goal to be met is for the Company to sign a licensing or equity agreement at certain levels.


The remainder of this page is intentionally left blank

Option Grants in 2002

Individual Option Grants In Last Fiscal Year


                                                                        Potential
                                   Percent of                      realizable value at
                        Number of total options                   assumed annual rates
                       securities  granted to                     of Stock Appreciation
                       underlying  employees  Exercise             For Option Term (4)
                         options   in fiscal   price   Expiration --------------------
      Name              granted #   year(1)   $/Sh(2)     Date        5%        10%
----------------------- --------- ---------- --------- ---------- ---------- ---------
Kerry P. Gray (3)        160,000     36%       $3.73    3/22/12    $376,000   $951,000

David P. Nowotnik (3)     50,000     11%       $3.73    3/22/12    $117,000   $297,000

Stephen B. Thompson (3)   30,000      7%       $3.73    3/22/12    $ 70,000   $178,000


(1) Based on an aggregate of 443,000 options granted to employees in the fiscal year ended
    December 31, 2002, including options granted to the named individual.

(2) The exercise price of each grant on March 22, 2002 is the closing price as quoted on the American
    Stock Exchange, or AMEX.

(3) Mr. Gray, Dr. Nowotnik and Mr. Thompson's options vest 25% after twelve months and the remaining 75% vest 2.083% monthly commencing twelve months from the date of grant and are cumulatively exercisable 48 months after the date of grant.

(4) Potential realizable value is based on the assumption that the price per share of our common stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of stock price appreciation.

Option Exercises and Year-End Value Table

This table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2002. Also reported are the values of "in-the-money" stock options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

Aggregated Option Exercises In Last Fiscal Year And
Fiscal Year-End Option Values


                                              Number of Securities          Value of
                                             Underlying Unexercised    Unexercised In-
                      Number of                       Options        The-Money Options($)(1)
                        Shares                 At Fiscal Year End     At Fiscal Year End
                       Acquired      Value        Exercisable/           Exercisable/
     Name           On Exercise # Realized ($)    Unexercisable          Unexercisable
------------------- ------------- ------------ ------------------- -----------------------
Kerry P. Gray              -            -       447,500 / 792,500      $0 / $0

David P. Nowotnik          -            -        60,412 / 139,588      $0 / $0

Stephen B. Thompson        -            -        40,412 / 74,588       $0 / $0


(1) On December 31, 2002, the closing price of our stock on AMEX was $1.50.

Compensation Pursuant to Agreements and Plans

Employment Agreements

We are party to an employment agreement with Kerry
P. Gray, our President and Chief Executive Officer, which expires March 31, 2004 and which thereafter may be automatically renewed for successive one-year periods. Under this agreement, Mr. Gray is currently entitled to receive an annual base salary of $368,000 subject to adjustment by the Board of Directors. Mr. Gray is eligible to participate in all of our employee benefit programs available to executives. Mr. Gray is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the Board of Directors;

* stock options at the discretion of the Board of Directors;

* long-term disability insurance to provide compensation equal to at least 60% of his annual base salary; and

* term life insurance coverage of $400,000.

Mr. Gray is entitled to certain severance benefits in the event that we terminate his employment without cause or if Mr. Gray terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Mr. Gray would receive the salary due for the remaining term of the agreement or 18 months, whichever is longer.
We will also continue benefits for such period. In the event that Mr. Gray's employment is terminated within six months following a change in control or by Mr. Gray upon the occurrence of certain events following a change in control, Mr. Gray would receive two years salary, his target bonus and his stock options shall become immediately exercisable.
We will also continue payment of benefits for such period. The employment agreement contains a covenant not to compete with us for up to 18 months following the termination date.

We are party to an employment agreement with David
P. Nowotnik, Ph.D. which expires November 16, 2003 and which thereafter may be automatically renewed for successive one-year periods. Under this agreement, Dr. Nowotnik is currently entitled to receive an annual base salary of $230,000 subject to adjustment by the Board of Directors. Dr.
Nowotnik is eligible to participate in all of our employee benefit programs available to executives. Dr. Nowotnik is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the Board of Directors;

* stock options at the discretion of the Board of Directors;

* long-term disability insurance to provide compensation equal to at least $60,000 annually; and

* term life insurance coverage of $230,000.

Dr. Nowotnik is entitled to certain severance benefits in the event that we terminate his employment without cause or if Dr. Nowotnik terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Dr. Nowotnik would receive the salary due for six months. We will also continue benefits for such period. In the event that Dr. Nowotnik's employment is terminated within six months following a change in control or by Dr. Nowotnik upon the occurrence of certain events following a change in control, Dr. Nowotnik would receive twelve months salary and his stock options shall become immediately exercisable. We will also continue payment of benefits for such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans.

Overall Objectives of the Executive Compensation Program

The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both industry levels and individual experience and performance. A primary consideration in developing our executive compensation programs is to link the long-term financial interests of executives with those of the Company and our stockholders. Throughout 2002, the Compensation Committee reviewed compensation for comparable organizations in order to establish our total compensation program and to recommend awards under our equity incentive plans.

Base Salary Program

It is our policy to establish salaries at a level approximating the average of the competitive levels in comparable companies in the bio-medical industry and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Mr. Gray's base annual salary for 2003 was established at $368,000.

Annual Incentive

Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive.
Factors considered include corporate development, performance against objectives, advancement of our research and development programs, commercial operations, product acquisition, and in-licensing and out-licensing agreements. The Compensation Committee does not utilize formalized mathematical formulas, nor does it assign weightings to these factors. The
Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive based on an individual's targeted incentive payment. The Compensation
Committee believes that analysis of our corporate growth requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulas restrict flexibility. Based on this criteria, Mr. Gray earned a $110,000 bonus from the Company in 2002 which the Compensation
Committee and Mr. Gray elected to defer until certain performance goals are met in 2003. The primary goal to be met is for the Company to execute a licensing or equity agreement at certain levels.

Stock Option Plans

In 1995, our Board of Directors adopted and our stockholders approved our 1995 Stock Awards Plan, as amended. The 1995 Stock Awards Plan provides for the issuance of up to a maximum of 2,500,000 shares
(subject to shareholder approval of Proposal 2) of our Common Stock to our employees, directors and consultants or any of our subsidiaries. Options granted under the 1995 Stock Awards Plan may be either incentive stock options or options which do not qualify as incentive stock options. In 2000, our Board of Directors adopted the 2000 Special
Stock Option Plan and Agreement, or the 2000 Plan.
The 2000 Plan provides for the award of options to purchase 500,000 shares of the authorized but unissued shares of our Common Stock.

The stock option plans are administered by a committee of at least three non-employee members of the Board of Directors, chosen by the Board of Directors, and is currently administered by the Compensation Committee. The current members of the Compensation Committee are Dr. Link, Mr. Flinn and
Mr. McDade. The Compensation Committee has the authority to determine those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of the option, the terms for payment of the option price and other terms and conditions.

Our non-employee directors, which include members of the Compensation Committee, are eligible to receive options under the 1995 Stock Awards Plan.
Each non-employee director is entitled to receive options to purchase 12,500 shares of our common stock on the date of each annual meeting of stockholders and options to purchase 20,000 shares of common stock when he/she is first appointed as a director.

Mr. Gray received option grants in 2002 of 160,000.
At December 31, 2002, we had granted to Mr. Gray options under the 1995 Stock Awards Plan and the 2000 Plan to purchase an aggregate of 1,240,000 shares of Common Stock at a weighted average exercise price per share of $3.47.

We also have a restricted stock plan, the 2001
Restricted Stock Plan, under which 200,000 shares of our authorized but unissued common stock were reserved for issuance to certain employees, directors, consultants and advisors. The restricted stock granted under the plan generally vests over five years, 25% two years after the grant date with an additional 25% vesting on every anniversary date. All stock is vested after five years. At
December 31, 2002 there were 94,857 shares granted and 105,143 shares available for grant under the 2001 Restricted Stock Plan. Mr. Gray received a grant of 28,150 shares of restricted stock in 2002 at a price of $3.73 per share. At December 31, 2002 we had granted to our President and CEO restricted stock under the 2001 Restricted Stock Plan an aggregate of 52,841 shares. None of the shares have vested at December 31, 2002.

Section 162(m)

Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, we believe that compensation relating to options granted under the 1995 Stock Awards Plan and 2000 Plan should be excluded from the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards.
The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

Conclusion

The Compensation Committee believes these executive compensation policies serve the interests of the stockholders effectively. The Compensation
Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

Max Link, Chairman and Member
J. Michael Flinn, Member
Herbert H. McDade, Jr., Member

REPORT OF THE AUDIT AND FINANCE COMMITTEE TO
STOCKHOLDERS

This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors of the Company operates under a written charter adopted by the Board of Directors in May 2001. The members of the Audit Committee are Messrs. Flinn and Meakem and Dr. Link. All members of the Audit
Committee meet the independence standards of
Section 121(A) of the AMEX listing standards. In accordance with its written charter, the Audit
Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with
Independence Standards Board Standard  No. 1,
"Independence Discussions with  Audit Committees."
The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing
Standards No. 61, as amended, "Communication with
Audit Committees." In addition, the Audit
Committee, met with and without management present, and discussed and reviewed the results of the independent accountants' examination of the financial statements.

Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit
Committee recommended to the Board of Directors that the Company include the audited consolidated financial statements in its Annual Report on Form
10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.
The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent accountants and the Board of Directors concurred with such recommendation.

J. Michael Flinn, Chairman and Member
Max Link, Member
John J. Meakem, Member

Compensation Committee Interlocks And Insider
Participation

The members of the Compensation Committee of the our Board of Directors are Dr. Link, Mr. Flinn and
Mr. McDade. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation matters, including decisions relating to salary and bonus and grants of stock options.

Stockholder Return Performance Presentation

Set forth below is a line graph comparing our cumulative stockholder return on our Common Stock with the cumulative total return of the NASDAQ
Biotech Index and the Russell 2000 Index for the five fiscal years commencing January 1, 1997. The graph assumes and investment of $100 at the beginning of the period.

[ Performance Graph ]


Total Returns Index for      1997   12/31/98 12/31/99 12/31/00 12/31/01 12/31/02
                            ------- -------- -------- -------- -------- --------
Access Pharmaceuticals, Inc.$100.00   20.46    18.18    45.46    40.36    13.64

NASDAQ Biotech Index        $100.00  139.59   281.64   346.39   290.27   158.69

Russell 2000 Index          $100.00   97.76   118.64   115.19   118.22    94.00


The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of
Section 18 under the Exchange Act.

Certain Relationships and Related Transactions

On October 12, 2000, the Board of Directors authorized a restricted stock purchase program.
Under the program, our executive officers were given the opportunity to purchase shares of common stock in an individually designated amount per participant determined by our Compensation
Committee. A total of 180,000 shares were purchased by such officers at $5.50 per share, the fair market value of the common stock on October 12, 2000, for an aggregate consideration of $990,000.
The purchase price was paid through the
participant's delivery of a 50%-recourse promissory note payable to us. Each note bears interest at 5.87% compounded semi-annually and has a maximum term of ten years. The notes are secured by a pledge of the purchased shares to us. We recorded the notes receivable from participants in this Program for $990,000 as a reduction of equity in the Consolidated Balance Sheet. As of December 31,
2002, principal and interest on the notes was: Mr.
Gray - $625,000; Dr. Nowotnik - $313,000; and Mr.
Thompson - $188,000. As a result of new
regulations, we no longer make loans to our executive officers.

Stephen B. Howell, MD. Dr. Howell, one of our directors, also serves as a scientific consultant pursuant to a consulting agreement with us that provides for a minimum of twenty days consulting during 2003 at a rate of $5,000 per month plus expenses. Dr. Howell has also received an extension on his warrants to purchase 30,000 shares of our common stock at $3.00 per share, as partial consideration for his consulting services, that can be exercised until February 1, 2006. Previously,
Dr. Howell received warrants to purchase 10,000 shares of our common stock at $4.91 per share that can be exercised until January 1, 2009; warrants to purchase 15,000 shares of our common stock at $3.00 per share that can be exercised until January 1, 2008; warrants to purchase 30,000 shares of our common stock at $2.00 per share that can be exercised until January 1, 2007; and warrants to purchase 30,000 shares of our common stock at $3.00 per share that can be exercised until January 1, 2003. During 2002, Dr. Howell was paid $55,000 in consulting fees; during 2001 Dr. Howell was paid
$101,000 in consulting fees; and during 2000 Dr.
Howell was paid $66,000 in consulting fees. Dr.
Howell's agreement with us expires January 31, 2004 and can be renewed.

Herbert H. McDade, Jr. Mr. McDade is Chairman of the Board of Directors. In consideration for the termination of his employment with us, Mr. McDade and Access entered into an agreement in 1995, pursuant to which, among other things Mr. McDade became a consultant to Access. This agreement was terminated June 30, 2002. During 2002, we paid
Thoma Corporation, of which Mr. McDade is a principal, $18,000 in consulting fees; during 2001
Thoma was paid $54,000 in consulting fees; and during 2000 Thoma was paid $72,000 in consulting fees.

Security Ownership of Certain Beneficial Owners and
Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 10, 2003 by (i) each person who is known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all our executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

              Common Stock Beneficially Owned
              -------------------------------

                                   Number of
             Name                  Shares (1)  % of Class
---------------------------------  ----------  ----------
Herbert H. McDade. Jr. (2)             95,866       1.0%

Kerry P. Gray (3)                   1,162,381       8.3%

Stuart M. Duty (4)                     20,000         *

J. Michael Flinn (5)                  125,475       1.0%

Stephen B. Howell (6)                 147,750       1.1%

Max Link (7)                           45,000         *

John J. Meakem, Jr. (8)                60,000         *

David P. Nowotnik (9)                 234,579       1.8%

Stephen B. Thompson (10)              129,575       1.0%

Heartland Advisors, Inc. (11)       1,849,100      14.1%

Larry Feinberg (12)                 1,954,200      14.1%

All Directors and Executive
  Officers as a group
  (consisting of 9 persons) (13)    2,020,626      14.1%

* - Less than 1%

(1) Includes our Common Stock held plus all options and warrants exercisable within 60 days after April 10, 2003

(2) Including presently exercisable options for the purchase of 8,750 shares of our Common Stock pursuant to the 1987 Stock Option Plan and presently exercisable options for the purchase of 50,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan. Also includes 1,000 shares of our Common Stock owned by Thoma Corporation of which Mr. McDade is the beneficial owner.

(3) Kerry P. Gray, 2600 Stemmons Freeway, Suite 176,
    Dallas, Texas 75207, beneficially owns 227,381 shares of our Common Stock. Mr. Gray is known to be the beneficial owner of more than five percent of our Common Stock. Mr. Gray's ownership includes presently exercisable options for the purchase of 935,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan and the 2000 Special Stock
    Option Plan.

(4) Mr. Duty is a partner in Oracle Partners, L.P.
    Oracle Partners, L.P. and affiliates (Oracle
    Institutional Partners, L.P., Oracle Investment
    Management, Inc., Sam Oracle Fund, Inc., and Larry
    N. Feinberg) are known to be the beneficial owner of more than five percent of our Common Stock. Mr.
    Duty disclaims beneficial ownership of all such shares.

(5) Including presently exercisable options for the purchase of 1,000 and 45,000 shares of our Common Stock pursuant to the 1987 Stock Option Plan and 1995 Stock Option Plan, respectively.

(6) Including presently exercisable options for the purchase of 750 and 27,084 shares of our Common
    Stock pursuant to the 1987 Stock Option Plan and
    1995 Stock Option Plan, respectively, and warrants to purchase 10,000 shares of our Common Stock at an exercise price of $4.91 per share, warrants to purchase 15,000 shares of our Common Stock at an exercise price of $3.00 per share, warrants to purchase 30,000 shares of our Common Stock at an exercise price of $2.00 per share and warrants to purchase 30,000 shares of our Common Stock at an exercise price of $3.00 per share.

(7) Including presently exercisable options for the purchase of 20,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(8) Including presently exercisable options for the purchase of 30,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(9) Including presently exercisable options for the purchase of 153,128 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(10) Including presently exercisable options for the purchase of 84,483 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(11) Heartland Advisors, Inc., 789 North Water
    Street, Milwaukee, WI 53202, beneficially owns
    1,849,100 shares of our Common Stock. Heartland is known to be the beneficial owner of more than ten percent of our Common Stock, William J. Nasqovitz, as a result of his position with stock ownership of Heartland which could be deemed to confer upon him voting and/or investment power over the shares
    Heartland beneficially owns. The information set forth in this footnote is based on a schedule 13 G filed by Heartland on February 12, 2003.

(12) Larry N. Feinberg and affiliates, Oracle
    Partners, L.P., Oracle Institutional Partners,
    L.P., Oracle Investment Management, Inc., and Sam
    Oracle Fund, Inc., 712 Fifth Avenue, 45th Floor,
    New York, NY 10019 is known to be the beneficial owner of more than five percent of our Common
    Stock. The information set forth in this footnote is based on a Schedule 13G filed by Mr. Feinberg on November 13, 2002. Includes 730,000 shares of our
    Common Stock which are from Convertible Notes converted at $5.50 per share. Mr. Duty, our director and Partner in Oracle Partners, L.P., disclaims beneficial ownership of such shares.

(13) Does not include Heartland Advisors, Inc. nor
    Larry N. Feinberg and affiliates.

                          PROPOSAL 2

AMENDMENT OF 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF
SHARES ISSUABLE UNDER THE PLAN TO 2,500,000 SHARES.

Our Board of Directors has authorized, subject to Stockholder ratification, an amendment to the 1995
Stock Option Plan, as amended, or the Plan, which would provide for the ability of the Compensation
Committee to issue options to officers, directors, employees, consultants and advisors to purchase, in the aggregate up to 2,500,000 shares of our Common
Stock. Currently, the Plan authorizes the issuance of up to 2,000,000 shares of Common Stock.

The purpose of the Plan is to enable us to allow grants of options for our Common Stock to officers, directors, employees, consultants and advisors of the Company thereby strengthening our ability to attract, motivate and retain key officers, directors, employees, consultants and advisors by providing them with an opportunity to acquire shares of Common Stock and thus participate in the ownership of the Company, including the opportunity to share in the appreciation in the value of such shares of Common Stock. It is intended that the Plan will strengthen the mutuality of interest between such persons and the stockholders of the Company and provide additional incentive to certain officers, directors, employees, consultants and advisors to contribute to the success of the Company.

As of April 2, 2003 there were options outstanding under the Plan to purchase an aggregate of 1,873,156 shares of our Common Stock. The Plan was adopted on January 25, 1996 and replaced the 1987
Stock Awards Plan. No further grants have been or can be made under the 1987 Stock Awards Plan. There are currently options outstanding under the our 1987 Stock Awards Plan to purchase an aggregate of approximately 17,178 shares of our Common Stock.

The Board of Directors believes that the proposed amendment to the Plan would put our Plan in line with other biomedical companies at a similar stage of development with respect to the number of options issuable and outstanding under our stock option plans and give us the ability to attract and retain qualified employees.

General. The Plan authorizes the granting of "incentive stock options" as defined in Section
422A of the Code and non-qualified stock options.
See "Administration."

Securities Subject to the Plan and Market Value.
Under the Plan, options currently may be granted covering up to an aggregate of 2,000,000 shares of Common Stock. The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan in the event of a stock split, stock dividend, or certain other similar changes in the Common Stock, and in the event of a reorganization, merger, consolidation or certain other types of recapitalization.

Eligibility to Participate. Any executive, other key employee or director of, or advisor or consultant to, us or of any of our subsidiaries or parent corporation is eligible to be granted options under the Plan. No election by any such person is required to participate in the Plan.

Administration. The Plan is administered by a committee (the "Committee") consisting of two or more directors appointed by the Board. The
Committee is authorized to determine which of our employees are to be granted options, to determine the number of shares to be subject to such options and to determine the terms and conditions of the options, all consistent with the terms of the Plan.

Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Code nor non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than ten years after it is granted and no other options shall be exercised more than ten years and one day after it is granted, and further provided that the exercise price of incentive stock options shall not be less than 100% of the fair market value of the Common
Stock on the date of the grant. The reported closing price of the Common Stock on the American
Stock Exchange, or AMEX, on April 10, 2003 was
$2.28 per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or by check, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Committee may grant options that are transferable without payment of consideration to immediate family members of the optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding options to provide for such transferability.

All options granted under the Plan terminate on the earliest of (a) the expiration of the term specified in the option document, which may not exceed ten years from the date of grant; (b) the expiration of three months from the date an option holder's employment or service with us or our subsidiaries or parent terminates for any reason other than disability or death; (c) the expiration of one year from the date an option holder's employment or service with us, our subsidiaries or our parent terminates by reason of such option holder's disability or death. The Committee, in its discretion, may provide for additional limitations or provisions relating to the term of any option.

Tax Aspects of the Plan. The following discussion is intended to briefly summarize the general principles of federal income tax law applicable to options granted under the Plan. A recipient of an incentive stock option will not recognize taxable income under either the grant or exercise of an incentive stock option. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those shares within two years from the date the incentive stock option was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain on a sale of stock generally is taxed at a maximum rate of 20% or 28%, depending on the holding period. If the option holder satisfies requirements for capital gain treatment, then we will not be allowed a deduction by reason of the grant or exercise of an incentive stock option.

As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (i) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (ii) the adjusted basis of the shares, and we will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the incentive stock option. If an option holder pays alternative minimum tax with respect to the exercise of an incentive stock option, then the amount of such tax paid will be allowed as a credit against regular liability in a subsequent year to the extent that the regular liability exceeds the alternative minimum tax liability for such subsequent year. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

A recipient of a non-qualified stock option generally will not recognize taxable income at the time of grant, and we will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise, at the time of exercise of such options, over the exercise price of the option, and we will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2002:


                                                              Number of securities
                                                              remaining available for
                     Number of securities                     future issuance under
                        to be issued      Weighted-average    equity compensation
                      upon exercise of    exercise price of   plans (excluding
                     outstanding options, outstanding options securities reflected
   Plan Category      warrants and rights warrants and rights in column (a))
--------------------- ------------------- ------------------- --------------
Equity compensation
plans approved by
security holders (1)      2,217,178              $3.78             343,643

Equity compensation
plans not approved by
security holders (2)        500,000              $2.50                   -
                         ----------                               --------
Total                     2,717,178              $3.49             343,643
                         ==========                               ========

(1) Includes equity compensation plans approved by our stockholders: the 1995 Stock Awards Plan and the 1987 Stock Awards Plan and approximately
    105,000 shares issuable under the Company's 2001
    Restricted Stock Plan.

(2) The equity compensation plan not approved by our stockholders is the 2000 Special Stock Option
    Plan. The plan provides for the award of options to purchase 500,000 shares of authorized but unissued shares of common stock of the Company. All such options have been granted.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY
WILL BE VOTED FOR THE APPROVAL TO AMEND THE OUR 1995 STOCK
OPTION PLAN AS DESCRIBED ABOVE. YOUR BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.

                          PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed, subject to ratification by the Stockholders at the Meeting, the accounting firm of Grant Thornton LLP as our principal independent public accountants for the fiscal year ending December 31, 2003. Grant
Thornton LLP has served in this capacity since
December 1998.

Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statement for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's
Forms 10-Q for such fiscal year totaled $41,000.

All Other Fees

The aggregate fees billed for all other services rendered by Grant Thornton LLP for the fiscal year ended December 31, 2002 totaled $8,000.

Auditor Independence

The Audit Committee considered and determined that the provision of services covered under "All Other
Fees" is compatible with maintaining Grant Thornton
LLP's independence in determining whether to appoint Grant Thornton LLP as the Company's independent auditors.


UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY
WILL BE VOTED FOR THE APPROVAL OF GRANT THORNTON LLP.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON LLP AS PRINCIPAL
INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2003.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy
Statement and the form of proxy, subject to applicable laws and our Charter and Bylaws, should come before the meeting; or (iv) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of our Board of Directors.


STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The annual meeting of Stockholders in 2003 is expected to be held on or about May 18, 2004. The
Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission. We must receive such proposals, other than nominations for directors, no later than December 13, 2003 to be considered for inclusion in our proxy materials agenda relating to that meeting. Nominations for election as director must be made by written notice to us not later than one hundred and twenty days in advance of the meeting.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED
ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO
ACCESS PHARMACEUTICALS, INC. c/o AMERICAN STOCK
TRANSFER & TRUST CO.,  40 WALL STREET, 46TH FLOOR,
NEW YORK, NEW YORK 10005, A PROMPT RESPONSE IS
HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,

/s/ Kerry P. Gray
-----------------
Kerry P. Gray
President and CEO

                    ACCESS PHARMACEUTICALS, INC.
            2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 11, 2003, and revoking any proxy heretofore given, hereby appoints each of Herbert
H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Annual Meeting of Stockholders to be held Monday, May 19, 2003 at 10:00 a.m., local time, at the New
York Athletic Club, 180 Central Park South, New
York, New York  10019, (212) 247-5100, or any
adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any adjournment thereof as set forth in the Proxy Statement.


         (continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN /x/


                                                  WITHHOLD        FOR ALL EXCEPT
1.  Election of Directors           FOR ALL       AUTHORITY    (See instructions
                                    NOMINEES   FOR ALL NOMINEES        below)
                                     [  ]             [  ]           [  ]

Cumulative Votes for one or more nominees as follows:

[  ] Stuart M. Duty        ______  Class 2 - 3 Year Term

[  ] Stephen B. Howell, MD ______  Class 2 - 3 Year Term

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /x/

2.  Proposal to amend our 1995 Stock Option Plan
    to increase the number of shares of our common
    stock authorized for issuance under the Plan
    to 2,500,000 shares                              FOR   AGAINST   ABSTAIN
                                                     [  ]    [  ]      [  ]

3.  Proposal to ratify and approve the appointment
    of Grant Thornton LLP as our independent
    accountants for the year ending
    December 31, 2003                                FOR   AGAINST   ABSTAIN
                                                     [  ]    [  ]      [  ]

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder.
Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co. ("American
Stock Transfer") at the address appearing on the attached envelope. American Stock Transfer's telecopy number is (718) 234-2287.


THIS PROXY IS SOLICITED ON BEHALF OF ACCESS
PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY
BE REVOKED BY THE STOCKHOLDER PRIOR TO EXERCISE.

Signature of Stockholder  ____________________________     ________
                                                             Date
Signature of Stockholder  ____________________________     ________
                                                             Date

NOTE: This Proxy must be signed exactly as name appears hereon.
When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signor is a corporation, please sign full corporate name by duly other authorized officer, giving full title as such. If signor is a partnership, please sign in partnership name by authorized person.